Exhibit 99.1
For further information contact
Ralph B. Mandell, Chairman
Larry Richman, Chief Executive Officer
Dennis Klaeser, Chief Financial Officer
312-683-7100
FOR IMMEDIATE RELEASE:
Larry Richman joins PrivateBancorp, Inc. as Chief Executive Officer
Ralph Mandell to Continue as Chairman of the Board
PrivateBancorp, Inc. Announces Strategic Growth and Transformation Plan
Chicago, IL. Nov 2, 2007 -— The Board of Directors of PrivateBancorp, Inc. (Nasdaq: PVTB) announced today that Larry D. Richman, 55, has joined the Company and on November 5, 2007 will assume the role as its President and Chief Executive Officer succeeding Ralph B. Mandell, 66, who will continue as Chairman of the Board. Mr. Richman was also appointed to the positions of Chairman, President and Chief Executive Officer of The PrivateBank — Chicago and was appointed to the board of directors of PrivateBancorp, expanding the board to 16 members.
Mr. Richman was previously President and Chief Executive Officer of LaSalle Bank, N.A., Chicago.
“We are thrilled to have Larry join us to lead PrivateBancorp into its next stage of growth, building upon the unique approach to private banking that we have successfully fostered since our inception. Larry is a proven business and civic leader whose passion for clients and the Chicago area has been demonstrated in his past successes. He is the right person at the right time for PrivateBancorp, and I couldn’t be happier with this plan of succession,” said Ralph B. Mandell, Chairman of the Board, PrivateBancorp, Inc. “I will be fully engaged and look forward to working alongside Larry, the outstanding group of commercial bankers who have recently joined us, and our existing team of highly talented managers, to implement PrivateBancorp’s Strategic Growth and Transformation Plan in the months ahead,” said Mandell.
“I am very excited to be joining Ralph and the talented team at PrivateBancorp, and honored that the Board selected me for this leadership role. There is an extraordinary opportunity for us to build and expand client relationships to become the premier middle market commercial and private bank not only in Chicago, but also in all of the markets we serve,” said Larry D. Richman. “I have a deep respect for the entire PrivateBancorp team and what they have accomplished and I recognize the importance of succeeding and working with someone whose name is almost synonymous with the institution they lead.”
“Throughout my career I have tried to lead by supporting personal growth and teamwork, promoting an entrepreneurial culture and building deep relationships with clients and colleagues — the same values upon which PrivateBancorp was built. I’m committed to building upon this unique culture for the benefit of our stockholders, clients and staff, as well as the communities in which we have a presence,” added Richman.
The hiring of Mr. Richman follows PrivateBancorp’s recent success in recruiting a number of key middle market commercial bankers from LaSalle Bank, N.A., as part of a Strategic Growth and Transformation Plan (the “Plan”) that has been adopted by its Board of Directors. Over the past two weeks, PrivateBancorp hired 27 commercial banking executives including Karen Case, Bruce Hague and Bruce Lubin, each of whom were previously leaders of different business lines at LaSalle Bank. At The PrivateBank — Chicago, Ms. Case will be President of Commercial Real Estate Banking, Mr. Hague will be President of National Commercial Banking and Mr. Lubin will be President of Illinois Commercial Banking. Given these new hires, the total number of Managing Directors at PrivateBancorp has increased to 195 from 168 as of September 30, 2007.

(Biographical information regarding Mr. Mandell, Mr. Richman, Ms. Case, Mr. Hague and Mr. Lubin is attached to this release.)
PrivateBancorp plans to hire additional Managing Directors over the next three quarters consistent with the Plan. The Board of Directors has appointed a special committee of independent outside directors, which has overseen all aspects of the development of the Plan. The Plan is based on the continuation of the Company’s business model with a goal of substantially increasing its commercial banking market share.
The key component of the Plan is the recruitment and retention of experienced middle market commercial bankers and the synergistic integration of those bankers into PrivateBancorp’s existing platform. As a key component of the Plan, the Board of Directors has established a Transformation Equity Award Program for making inducement awards as a means to attract talent and to promote the achievement of exceptional performance benchmarks. Two-thirds of these awards have performance-vesting provisions that create an incentive for management to achieve significant stock price appreciation or earnings per share growth hurdles (“Performance Awards”). The remaining one-third of the equity awards are stock options, which will vest over a five-year period.
Approximately half of the Performance Awards vest upon achievement of a 20% compounded annual growth rate in PrivateBancorp’s stock price over a five-year period ending December 31, 2012. The remaining Performance Awards vest upon achievement of earnings per share growth hurdles: 50%, 75% and 100% will vest if the sum of GAAP earnings per share is equivalent to compounded annual growth rates in earnings per share of 15%, 17.5% and 20%, respectively, over a five-year time period ending December 31, 2012. The baselines for the performance hurdles are the ten day average closing stock price prior to the date of the grant, $27.91, and the latest twelve months earnings per share as of September 30, 2007, $1.65.
Assuming full vesting, the total awards (both Performance Awards and time-vested options) made to the recent hires are estimated to have a GAAP value of approximately

$26 million, which will be amortized over a five-year period. It is anticipated that additional Transformation Equity Awards will be made to Managing Directors hired later in the fourth quarter and the first half of 2008. In addition to the awards made to new hires, Transformation Equity Awards having an estimated value of approximately $14 million were made to certain existing senior management of the Company. The vesting provisions of the awards made to existing senior management have exactly the same performance and vesting provisions as the awards made to the new hires.
Because unvested shares of the Transformation Equity Awards will be forfeited, the majority of the economic cost (though not necessarily the GAAP cost) of these awards is contingent on achieving the performance hurdles mentioned.
The new hires and existing senior management who receive Transformation Equity Awards may not receive any additional equity awards at least until the fourth quarter of 2010. Existing Managing Directors who do not receive Transformation Equity Awards will continue to be eligible to receive equity awards under the Company’s current incentive compensation program. The next scheduled grant date is the date of our 2008 annual stockholders meeting.
Total equity inducement awards made to Mr. Richman and the other newly recruited Managing Directors were 763,500 time-vested options, 763,500 performance options and 559,350 performance shares. The grants made to existing management totaled 386,875 time-vested options, 386,875 performance options, and 280,875 performance shares.
The following table summarizes the grants made to Messrs. Richman, Hague, and Lubin and to Ms. Case, each of whom has been named an executive officer of PrivateBancorp, Inc.

	Time
	Vested	Perfomance	Performance
	Options	Options	Shares

Larry Richman	187,500	187,500	150,000
Karen Case	62,500	62,500	50,000
Bruce Hague	62,500	62,500	50,000
Bruce Lubin	62,500	62,500	50,000

Total	375,000	375,000	300,000
The GAAP valuation and the determination of the amortization schedule for Performance Awards involves the application of complex calculations and estimations. For future period income statements, the Company will identify the costs associated with implementing the Plan, including the GAAP costs associated with the Transformation Equity Award Program. In addition to its GAAP earnings, the Company intends to report a core earnings number (i.e., GAAP earnings less costs related to recruitment and Transformation Equity Awards), consistent with the provisions of Regulation G under the Sarbanes-Oxley Act of 2002.
For the fourth quarter 2007, the Company will incur substantial income statement charges, primarily as a result of sign-on bonuses paid to new hires. The sign-on bonus expense to be incurred during the fourth quarter is estimated to exceed $15 million. For 2008, the Company anticipates a significant reduction in GAAP earnings primarily as a result of amortization expenses associated with the Transformation Equity Award Program, increased salary expenses and increased loan loss provision expense as a result of anticipated loan growth. Longer term, the Company believes the Strategic Growth and Transformation Plan will be accretive to earnings per share.
As a result of the Strategic Growth and Transformation Plan, the Company expects that its client base will substantially expand and that it will achieve significant balance sheet growth.

The Company has scheduled a conference call at 10:00 AM CST for analysts and investors to discuss this announcement. The dial in number for the call is (888) 782-9127. International participants can dial (706) 634-5643. All parties reference: PrivateBancorp, Inc. Conference Call. A simulcast, and later a recording of the call, will be available on our website at www.pvtb.com
The Company has also scheduled a Press Conference to be hosted by Ralph Mandell and Larry Richman on Friday, November 2 at 11:15 AM CST (12:15 PM EST) in the PrivateBancorp boardroom on the 9th floor of 70 West Madison Street, Chicago. Media wishing to participate by telephone can dial 800-662-8091 and reference: PrivateBancorp, Inc. Conference Call. International media can dial 706-634-7762 and reference: PrivateBancorp, Inc. Conference Call. A simulcast of the Press Conference and a recording will also be available on our website at www.pvtb.com.
Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations, earnings financial condition and future prospects of the Company include, but are not limited to: fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; further deterioration in asset quality and/or an increase in nonperforming loans; adverse developments in the Company’s loan or investment portfolios; a significant increase in non-interest expense, specifically compensation and benefits-related expense, due to our strategic growth initiatives, including the recent and anticipated future hiring of additional Managing Directors and other senior officers; unforeseen difficulties in integrating new hires; our ability to implement our growth strategy, including slower than anticipated growth of the Company’s business, specifically its commercial lending, or unanticipated business declines; failure to get regulatory approval for a de novo federal savings bank in Kansas City; unforeseen difficulties in the continued integration of The PrivateBank — Georgia or higher than expected operational costs; competition; failure to improve operating efficiencies through expense controls; legislative or regulatory changes; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.
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Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.
Editor’s note -— biographies follow:
RALPH B. MANDELL
Ralph Mandell, 66, is Chairman of the Board and co-founder of PrivateBancorp, Inc, and its subsidiary, The PrivateBank — Chicago. He had served as Chairman and Chief Executive Officer of PrivateBancorp, Inc. and The PrivateBank — Chicago since inception and had assumed the additional title of President of both entities in March, 1999. From the inception of the Company in 1989, Mr. Mandell has led its growth from start up to a Company with $4.5 billion in assets and offices in six states. In 2007, Mr. Mandell was named Entrepreneur of the Year for the Lake Michigan Area by Ernst & Young. Prior to organizing PrivateBancorp, Inc. in 1989, Mr. Mandell, who has been in the banking industry for over 30 years, was President of First United Financial Services, Inc., which was acquired by the former First Chicago Corporation in 1987.
Active in numerous civic and charitable affairs, he is a member of the Board of Directors of The One Hundred Club, Chicago; The Chicago Anti-Defamation League; and, the Midwest Region of Operation HOPE. He is a past president of The Bankers Club of Chicago and Vice Chairman and a Board member of Gottlieb Health Resources. Mr. Mandell is the 2007 recipient of the Operation HOPE Chairman’s Award for his part in leading the Bank in recruiting volunteers to teach the basics of banking to over 800 Chicago area students. He has also been honored by Keshet, which provides schooling for developmentally disabled children, for his outstanding service and longstanding support of the organization.
Mr. Mandell is a graduate of the University of Illinois, Urbana-Champaign. He and his wife Bonnie have two sons.

LARRY D. RICHMAN
Larry Richman, 55, was appointed President and Chief Executive Officer of PrivateBancorp, Inc. effective November 5, 2007, and Chairman, President and CEO of its wholly-owned subsidiary, The PrivateBank-Chicago effective November 1, 2007. Mr. Richman had been President and Chief Executive Officer of LaSalle Bank, NA and President of LaSalle Bank Midwest, where he was responsible for leading LaSalle’s various lines of business, including Commercial, Real-Estate, Asset-Based Lending, Leasing, Personal Financial Services (Retail), and Global Securities and Trust Services within North America. He was a member of LaSalle Bank’s Board of Directors, Regional Management Committee, Loan Committee, Credit Risk Policy Committee, Asset & Liability Committee, and the Executives’ Diversity & Inclusion Council. Under Mr. Richman’s leadership, LaSalle’s commercial banking businesses grew at twice the rate of the Midwest market.
For over 25 years, Mr. Richman has led by supporting personal growth and teamwork, promoting an entrepreneurial culture and building deep relationships with clients and colleagues, as well as with external leaders and their advisors. He began his career at American National Bank and joined Exchange National Bank of Chicago in 1981 as a vice president, where he was responsible for building a Commercial Banking Division.
Mr. Richman serves as a Trustee for many organizations, including the Museum of Science and Industry and Ravinia Festival Association, and he is both a Board member and a member of the Audit Committee for Northwestern Memorial Hospital. He is a Trustee of Bradley University; a member of the Dean’s Advisory Council at Indiana University’s Kelley School of Business; and a Board member of Northwestern University’s Kellogg School of Management. He is also a member of the Advisory Council for the March of Dimes Foundation; a member of the Trustees Committee for the Chicago Community Trust; both a Board member and a CEO’s Council member for Chicago United; a Board member of the Executives’ Club of Chicago; and, a member of both the Commercial Club of Chicago and the Economic Club of Chicago. Mr. Richman is also on the Board of the Western Golf Association. Because of his passion and commitment to civic leadership, he was honored with the Civic Achievement Award by the American Jewish Committee in April of 2005. In 2006, he was inducted into the Academy of Alumni Fellows for the Kelley School of Business at Indiana University.
Mr. Richman received his bachelor’s degree from Bradley University and his MBA from Indiana University. He also holds an advance certificate from Stanford University in Credit and Financial Management.
He and his wife Corinne have four children.
KAREN B. CASE
Karen Case, 49, is President of Commercial Real Estate Banking for The PrivateBank-Chicago. She had been executive vice president in LaSalle Bank’s Commercial Real Estate Department.
Previously, Ms. Case was responsible for the launching of LaSalle’s satellite offices in St. Louis, Denver and Kansas City, as well as establishing the Bank’s Corporate Real Estate Group (currently part of National Institutional Real Estate), which banked national real estate service companies, opportunity funds and pension funds and advisors.
Prior to joining LaSalle in 1992, Ms. Case established and managed the Midwest real estate lending operations for New York-based Marine Midland Bank. At The First National Bank of Chicago, she was responsible for managing banking relationships with Midwest-based real estate development and syndication firms.
Ms. Case currently serves on the Board of Directors and Executive Committee of Juvenile Diabetes Research Foundation (JDRF), Illinois Chapter.
For more than 10 years, Ms. Case was a board member of Girls Scouts of Chicago, and served as its president for two terms, during which time the council initiated and completed a capital campaign for the redevelopment of its two camp properties. Ms. Case continues to serve on committees for Girl Scouts.

In 2003, Illinois State Treasurer Judy Baar Topinka awarded Ms. Case with the Woman Making a Difference distinction. In 2001, Ms. Case was a recipient of the Thanks Badge, the highest honor bestowed by Girls Scouts of the USA. In 1999, she was recognized on WTTW-TV 11’s SCGK Honors for civic contributions on behalf of Girl Scouts of Chicago. In 1995, Ms. Case was selected as an Honoree of the Midwest Women’s Center Tribute to Chicago Women, and was awarded the Honor Pin by Girl Scouts of the USA.
Ms. Case earned her MBA from The University of Chicago and a BS in business Administration from Washington University in St. Louis, where she has served on the Alumni Board of Governors, and for nearly a decade, served as chairperson of the 4,000-member Chicago alumni club. She also attended The University of London and The American College in Paris.
Ms. Case lives in Chicago with her husband, Jay, and their three children.
BRUCE HAGUE
Bruce Hague, 52, is President of National Commercial Banking for The PrivateBank- Chicago. He was executive vice president of National Commercial Banking for LaSalle Bank, NA., responsible for overseeing 23 regional banking offices, including all commercial regional offices located throughout the United States, and International Corporate Banking. He also was responsible for LaSalle National Leasing, Corporate Finance and ESOPs.
Prior to joining LaSalle in February 1992, Mr. Hague worked with two Chicago area groups in mergers and acquisitions. In addition, he gained extensive banking, finance and business experience as a commercial lender with American National Bank of Chicago for eleven years.
He is a member of the Board of Directors for the Children’s Brittle Bone Foundation, the Daniel J. Murphy Scholarship Foundation, the Chicago Lighthouse for the Blind, and the Children’s Memorial Medical center.

Mr. Hague graduated with a bachelor’s degree in economics from the University of Illinois, Urbana-Champaign in 1977 and received his master’s degree in management from Northwestern University’s J. L. Kellogg Graduate School of Management in Evanston, Illinois in 1981.
He and his wife Jamie have three children.
BRUCE S. LUBIN
Bruce S. Lubin, 54, is President of Illinois Commercial Banking for ThePrivateBank — Chicago. He had been Executive Vice President and head of the Illinois Commercial Banking Group at LaSalle Bank NA, which consisted of 37 divisions.
In May 2007, Mr. Lubin was elected President of the board of Stevenson High School District 125. Previous to that, he served as Vice President of the board. In May of 2003, he was awarded the Illinois State Board of Education Award of Excellence for his work with the board of Stevenson High School. Also in 2003 he was elected a member of the Board of Trustees of Providence St. Mel School. In addition, he is a member of the board of the Cancer Treatment Research Foundation. He previously served as the President of Hillcrest Country Club in Long Grove, IL and currently is a Trustee of the Hillcrest Educational Foundation. In 1995, he was a Leadership Greater Chicago Fellow, and continues working with the board as well.
Mr. Lubin joined The Exchange National Bank of Chicago in February of 1984. (LaSalle National Corporation acquired The Exchange in 1990.) Previously, he worked at American National Bank of Chicago in commercial lending for five years, rising to Second Vice President.
He earned his B.A. in 1975 and his M.B.A. in 1977 from the University of Connecticut.
A native of West Hartford, CT, Mr. Lubin and his wife, Cynthia have three daughters.

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